Exhibit 99.1

Press Contact:	Nicole Anderson
Ciena Corporation
(410) 694–5786
pr@ciena.com

Investor Contact:	Suzanne DuLong
Ciena Corporation
(888) 243–6223
ir@ciena.com
FOR IMMEDIATE RELEASE
Ciena Signs Agreements to Purchase Optical and Carrier Ethernet Assets of Nortel’s Metro Ethernet Networks Business
Proposed combination is unique opportunity to accelerate Ciena’s strategy by bringing together complementary, leading switching and transport technologies
LINTHICUM, Md., – October 7, 2009 – Ciena® Corporation (NASDAQ: CIEN), the network specialist, today announced that it has entered into agreements with Nortel to purchase substantially all of the optical networking and carrier Ethernet assets of Nortel’s Metro Ethernet Networks (MEN) business for $390 million in cash and 10 million shares of Ciena common stock. The product and technology assets to be acquired include Nortel’s long-haul optical transport portfolio; metro optical Ethernet switching and transport solutions; Ethernet transport, aggregation and switching technology; multiservice SONET/SDH product families; and network management software products.
The proposed transaction would strengthen Ciena’s global presence and bring together complementary technologies in switching and transport that will offer customers a practical path for transitioning to automated, optical Ethernet-based networking. Based on the closing price of Ciena’s stock on Tuesday, October 6, 2009, the aggregate value of the shares to be issued by Ciena is approximately $131 million, bringing the value of the consideration to approximately $521 million. The assets to be acquired generated approximately $1.36 billion in revenue for Nortel in 2008 and $556 million (unaudited) in the first six months of 2009.
“This is a unique and exciting opportunity for us to accelerate our existing strategy and the pace of our growth plans by two to three years,” said Gary Smith, Ciena’s CEO and president. “We believe this transaction will position us for faster growth by giving us greater geographic reach, broader customer relationships and a deeper portfolio of solutions. We believe we are best positioned to leverage these assets, thereby creating a significant challenger to traditional network vendors.”

He continued: “We have tremendous respect for the talented people at Nortel and for their track record of innovation, and we look forward to the opportunity to build on our existing presence in Canada, where we have operated an R&D center of excellence since 2003. Should the transaction be completed, we will be disciplined in integrating the acquired assets on an aggressive timeframe. We will draw from the best in our respective organizations, cultures and expertise to ensure that we deliver continuity of supply and innovation for our customers and meet shareholder expectations.”
Ciena is expected to make employment offers to at least 2,000 Nortel employees to become part of Ciena’s global team of network specialists. The proposed acquisition would significantly enhance Ciena’s existing Canadian-based development resources, making Ottawa the company’s largest product and development center. Ciena currently has development facilities in Alpharetta, Georgia; Linthicum, Maryland; Ottawa, Ontario; San Jose, California; Spokane, Washington; and Gurgaon, India. As of July 31, 2009, the end of its fiscal third quarter, Ciena employed 2,110 employees globally.
Given the structure of the transaction as an asset carve-out, Ciena expects to incur integration-related costs of approximately $180 million. Based on current expectations of deal timing, Ciena anticipates that the majority of the integration-related costs will be incurred in 2010 and expects the transaction to be significantly accretive to Ciena’s results of operations in fiscal 2011.
As a result of Nortel’s restructuring process, the transaction is subject to a competitive bidding process and requires the approval of the United States Bankruptcy Court for the District of Delaware and the Ontario Superior Court of Justice. Ciena expects hearings before those courts to approve bidding procedures, break-up fee and expense reimbursement will be held within the next several weeks, followed by a bid period and a potential auction, with final sale hearings to be held thereafter.
In the Europe, Middle East and Africa (EMEA) region, Ciena has entered into an agreement with the Joint Administrators, on behalf of the Nortel EMEA entities participating in the transaction for which they have been appointed, and where applicable, the transaction is subject to statutory information-sharing and consultation processes with the relevant employee representatives, as well as approval of the court in Israel.
The transaction is also subject to customary closing conditions, including receipt of necessary regulatory approvals.
Deutsche Bank Securities Inc. and Foros Securities LLC served as financial advisors to Ciena on this transaction.

Additional information about this proposed transaction is available in a Form 8-K to be filed by Ciena today and on Ciena’s website at http://www.ciena.com.
Live Web Broadcast and Teleconference of Discussion
Ciena’s executives will host a discussion of this news announcement with investors and financial analysts today, Wednesday, October 7, 2009 at 8:30 am (Eastern). The live broadcast of the discussion will be available via Ciena’s website at http://investor.ciena.com. The discussion will also be teleconferenced and accessible globally by dialing +1 (719) 325-2370. Please use access code 1922497. A limited number of dial-in lines will be made available. To ensure your participation in the teleconference, please dial into the call center at least 5 minutes prior to the scheduled conference start time.
For those unable to participate in the live webcast/teleconference call, an automated playback will be available from approximately 12:00 pm (Eastern) on Wednesday, October 7, 2009 through Midnight (Eastern) on Thursday, October 8, 2009. To listen to the replay at any time in the U.S. and Canada, dial: (888) 203-1112 and from international locations: +1(719) 457-0820. Please use access code 1922497. An archived version of the discussion will also be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena’s website at: http://investor.ciena.com.
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About Ciena
Ciena specializes in practical network transition. We offer leading network infrastructure solutions, intelligent software and a comprehensive services practice to help our customers use their networks to fundamentally change the way they compete. With a global presence, Ciena leverages its heritage of practical innovation to deliver maximum performance and economic value in communications networks worldwide. We routinely post recent news, financial results and other important announcements and information about Ciena on our website. For more information, visit www.ciena.com.
Note to Investors
Forward-looking statements. This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements include statements regarding Ciena’s expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. Forward-looking statements relating to the transaction described herein include, but are not limited to, statements about the benefits of the transaction, including future financial and operating results, accretion to earnings per share arising from the transaction, integration costs, the expected amount and timing of cost savings and operating synergies, whether and when the transaction contemplated will be consummated, and the combined company’s plans, expectations, objectives, and intentions. These statements are based on information available to Ciena as of the date hereof and actual results could differ materially from those stated or implied. These statements are subject to risks and uncertainties associated with Ciena’s business, which include the risk factors disclosed in Ciena’s Form 10-Q filed with the SEC on September 3, 2009. Risks relating to the proposed transaction include, but are not limited to: bankruptcy and regulatory approvals may not be obtained; the anticipated benefits and synergies of the proposed transaction may not be realized; the integration could be materially delayed or may be more costly or difficult than expected; and the proposed transaction may not be consummated. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.